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                                                             EXHIBIT 10(ix)



LIST OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
WITH WHOM TEKTRONIX HAS EXECUTIVE SEVERENCE
AGREEMENTS IN SUBSTANTIALLY THE FORM ATTACHED



DIRECTORS

Delbert W. Yocam


NAMED EXECUTIVE OFFICERS

John P. Karalis

Carl W. Neun

John W. Vold

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                                                            EXHIBIT-10(ix)


                      EXECUTIVE SEVERANCE AGREEMENT

                            September 22, 1993



[NAME]
[ADDRESS]                                                       EXECUTIVE


TEKTRONIX, INC.,
an Oregon corporation
P.O. Box 1000
Wilsonville, Oregon                                             TEKTRONIX


Tektronix considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of Tektronix and its shareholders. In order to induce Executive to remain employed by Tektronix in the face of uncertainties about the long-term strategies of Tektronix and their potential impact on the scope and nature of Executive's position with Tektronix, this Agreement, which has been approved by the Organization and Compensation Committee of the Board of Directors of Tektronix, sets forth the severance benefits that Tektronix will provide to Executive in the event Executive's employment by Tektronix is terminated under the circumstances described in this Agreement.

1. EMPLOYMENT RELATIONSHIP. Executive is currently employed by Tektronix as [TITLE]. Executive and Tektronix acknowledge that either party may terminate this employment relationship at any time and for any reason, subject to the obligation of Tektronix to provide the benefits specified in this Agreement in accordance with the terms hereof.

2. RELEASE OF CLAIMS. In consideration for the severance benefits outlined in this Agreement, Executive agrees to execute a Release of Claims in the form attached as Exhibit A ("Release of Claims"). Executive promises to execute and deliver the Release of Claims to Tektronix within the later of forty-five (45) days from the date Executive receives the Release of Claims or on the last day of Executive's active employment.

3. COMPENSATION UPON TERMINATION. In the event that Executive's employment is terminated at any time by Tektronix other than for Cause (as defined in Section 6.1 of this Agreement), death, or Disability (as defined in Section 6.2 of this Agreement), subject to Executive's execution of a Release of Claims, Executive shall be entitled to the following benefits:

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     3.1  As severance pay and in lieu of any further pay for periods subsequent to the date of termination, Tektronix shall pay Executive, in a single payment within the later of forty-five
          (45) days after termination of employment or eight days after execution of the Release of Claims, an amount in cash equal to Executive's annual base pay at the rate in effect immediately prior to the date of termination, or, if greater, an amount in cash equal to Executive's average annual base pay for the three years ending with Executive's last pay change preceding termination.

     3.2 Executive is entitled to extend coverage under any group health plan in which Executive and Executive's dependents are enrolled at the time of termination of employment under the COBRA continuation laws for the 18-month statutory period, or so long as Executive remains eligible under COBRA.

          Tektronix will pay Executive a lump sum payment in an amount equivalent to the reasonably estimated cost Executive may incur to extend for a period of eighteen (18) months under the COBRA continuation laws Executive's group health and dental plan coverage in effect at the time of termination. Executive may use this payment, as well as any payment made under 3.1, for such COBRA continuation coverage or for any other purpose.

     3.3 Except as provided in Section 5.2, Executive shall be entitled to a portion of the benefits under any incentive plans in effect at the time of termination (including the Results Sharing Plan and the Annual Performance Improvement Plan), prorated for the portion of the plan year during which Executive was a participant. For purposes of this Agreement, Executive's participation in the Annual Performance Improvement Plan will be considered to have ended on Executive's last day of active employment. Prorated awards shall not be due and payable by Tektronix to Executive until the date that all awards are paid after the close of the incentive period. Unless the applicable plan provides for a greater payment for a participant whose employment terminates prior to the end of an incentive period (in which case the applicable plan payment shall be made), the proration shall be calculated pursuant to this Section 3.3. The payment, if any, that would have been made under Executive's award had Executive been made a participant for the full incentive period shall be calculated at the end of the incentive period. Such amount shall be divided by the total number of days in the incentive period and the result multiplied by the actual number of days Executive participated in the plan.

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     3.4  Tektronix will pay up to $12,500 to a third party outplacement firm selected by Executive to provide career counseling assistance to Executive for a period of one (1) year following Executive's termination date.

     3.5 Tektronix will permit Executive to continue to participate in its Executive Financial Counseling Program through the remainder of the term of Executive's current participation (which shall in no case be longer than one (1) year after the effective date of Executive's termination).

4. SUBSEQUENT EMPLOYMENT. The amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by Tektronix by reason of any compensation earned by Executive as the result of employment by another employer after termination.

5.   OTHER AGREEMENTS.

     5.1 In the event that severance benefits are payable to Executive under any other agreement with Tektronix in effect at the time of termination (including but not limited to any change of control, "golden parachute" or employment agreement, but excluding for this purpose any stock option agreement or stock bonus agreement or stock appreciation right agreement that may provide for accelerated vesting or related benefits upon the occurrence of a change in control), the benefits provided in this Agreement shall not be payable to Executive. Executive may, however, elect to receive all of the benefits provided for in this Agreement in lieu of all of the benefits provided in all such other agreements. Any such election shall be made with respect to the agreements as a whole, and Executive cannot select some benefits from one agreement and other benefits from this Agreement.

     5.2 The vesting or accrual of stock options, restricted stock, stock bonuses, or any other stock awards shall not continue following termination. Any agreements between Executive and Tektronix that relate to stock awards (including but not limited to stock options, long term incentive program, stock bonuses and restricted stock) shall be governed by such agreements and shall not be affected by this Agreement.

6.   DEFINITIONS.

     6.1 CAUSE. Termination by Tektronix of Executive's employment for "Cause" shall mean termination upon (a) the willful and continued failure by Executive to perform substantially
          Executive's reasonably assigned duties with Tektronix (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for

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          substantial performance is delivered to Executive by the Chairman of the Board of Directors or the President of Tektronix which specifically identifies the manner in which such executive believes that Executive has not substantially performed Executive's duties, or (b) the willful engaging by Executive in illegal conduct which is materially and demonstrably injurious to Tektronix. For purposes of this Section 6.1, no act, or failure to act, on Executive's part shall be considered
          "willful" unless done, or omitted to be done, by Executive in knowing bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of Tektronix. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for Tektronix shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Tektronix.

     6.2 DISABILITY. Termination by Tektronix of Executive's employment based on "Disability" shall mean termination because of Executive's absence from Executive's duties with Tektronix on a full-time basis for one hundred eighty (180) consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within thirty (30) days after notice of termination by Tektronix following such absence Executive shall have returned to the full-time performance of Executive's duties.

7.   SUCCESSORS; BINDING AGREEMENT.

     7.1 This Agreement shall be binding on and inure to the benefit of Tektronix and its successors and assigns.

     7.2 This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representatives, executors, administrators and heirs.

8. RESIGNATION OF CORPORATE OFFICES. Executive will resign Executive's office, if any, as a director, officer or trustee of Tektronix, its subsidiaries or affiliates, effective as of the date of termination of employment. Executive agrees to provide Tektronix such written resignation(s) upon request.

9. GOVERNING LAW, ARBITRATION. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon. Any dispute or controversy arising under or in connection with this Agreement or the breach thereof, shall be settled exclusively by arbitration in Portland, Oregon in accordance with the Commercial Arbitration Rules of the American Arbitration

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     Association, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof.

10. FEES AND EXPENSES. In the event that Executive initiates arbitration under the circumstances described in this Agreement to obtain or enforce any right or benefit provided by this Agreement and the arbitrator determines that Executive is the prevailing party, Executive shall be permitted to recover Executive's reasonable attorneys' fees and costs incurred in connection with such proceeding. In the event that the arbitrator determines that Tektronix is the prevailing party, each party shall bear its own attorneys' fees and costs incurred in connection with such proceeding.

11. AMENDMENT. No provision of this Agreement may be modified unless such modification is agreed to in a writing signed by Executive and Tektronix.




TEKTRONIX, INC.
                                          _______________________________
                                                        NAME

By: ______________________________

Title:  __________________________

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                                  Exhibit A

                              RELEASE OF CLAIMS


This Release of Claims (the "Release") is made and executed by_____________ __________________ in connection with the termination of my employment with Tektronix, Inc. ("Tektronix") and in consideration of my receiving valuable severance pay and benefits as provided for in the Executive Severance Agreement ("Agreement"). These benefits are substantial consideration to which I am not otherwise entitled.

On behalf of myself and my spouse, heirs, administrators and assigns, I hereby release Tektronix, its parent and related corporations, affiliates, or joint venturers and all officers, directors, employees, agents, and insurers of the aforementioned (collectively the "Company") from any and all liability, damages or causes of action, whether known or unknown relating to my employment with the Company or the termination of that employment, including but not limited to any claims for additional compensation in any form, or damages. This specifically includes, but is not limited to, all claims for relief or remedy under any state or federal laws, including but not limited to Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Acts (42 USC Sections 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Vietnam Era Veterans' Readjustment Assistance Act, the Fair Labor Standards Act, Executive Order 11246, all as amended, and the civil rights, employment and labor laws of the state of any state or the United States.

This Release shall not affect any rights which I may have under any medical insurance, disability, workers' compensation, unemployment compensation or retirement plans maintained by the Company.

I acknowledge that I have been given at least 45 days to consider whether to execute this Release of Claims and accept benefits under the Program; that I have been advised of my right to consult with an attorney or financial advisor of my choice and at my own expense; that the Agreement gives me severance pay and benefits which the Company would otherwise have no obligation to give me; and that I voluntarily enter into the Release of Claims.

I understand that the Release of Claims is to be signed within 45 days from the date I received it or on my last day of employment, whichever is later, and that I may revoke the Release of Claims, provided I do so in writing within seven (7) days of signing the Release. I understand and agree that the Company will have no obligation to pay me any benefits under the Agreement until the expiration of the revocation

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period, provided I have not revoked the Release of Claims.  I understand that if I revoke the Release of Claims my termination will nonetheless remain in full force and effect and I will not be entitled to any benefits under the Agreement.

I acknowledge that I have had time to consider the alternatives and consequences of my election to receive benefits under the Agreement and of signing the Release; that I am aware of my right to consult an attorney or financial advisor at my own expense; and that, in consideration for executing this Release and my election to receive benefits under the Agreement, I have received additional benefits and compensation of value to which I would not otherwise be entitled.

I HAVE READ THE FOREGOING RELEASE. I UNDERSTAND THE EFFECT OF THIS RELEASE AND I VOLUNTARILY ENTER INTO IT AT THIS TIME.

Every provision of this Release is intended to be severable. In the event any term or provision contained in this Release is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other terms and provisions of this Release which shall continue in full force and effect.

Dated: __________________, 1993

____________________________
Employee Name

____________________________
Employee Signature

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                                                            EXHIBIT-10(ix)


                       EXECUTIVE SEVERANCE AGREEMENT

                             October 23, 1992

Mr. Jerome J. Meyer
24790 S.W. Big Fir Road
West Linn, OR  97068                                      EXECUTIVE

TEKTRONIX, INC.,
an Oregon corporation
P.O. Box 1000
Wilsonville, Oregon                                       TEKTRONIX

Tektronix considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of Tektronix and its shareholders. In order to induce Executive to remain employed by Tektronix in the face of uncertainties about the long-term strategies of Tektronix and their potential impact on the scope and nature of Executive's position with Tektronix, this Agreement, which has been approved by the Organization and Compensation Committee of the Board of Directors of Tektronix, sets forth the severance benefits that Tektronix will provide to Executive in the event Executive's employment by Tektronix is terminated under the circumstances described in this Agreement.

1. EMPLOYMENT RELATIONSHIP. Executive is currently employed by Tektronix as Chairman and Chief Executive Officer. Executive and Tektronix acknowledge that either party may terminate this employment relationship at any time and for any reason, subject to the obligation of Tektronix to provide the benefits specified in this Agreement in accordance with the terms hereof.

2. COMPENSATION UPON TERMINATION. In the event that Executive's employment by Tektronix as its Chairman and Chief Executive Officer is terminated at any time by Tektronix other than for Cause (as defined in Section 5.1 of this Agreement), death, Disability (as defined in Section 5.2 of this Agreement) or Retirement (as defined in Section 5.3 of this Agreement), Executive shall be entitled to the following benefits:

     2.1 As severance pay and in lieu of any further salary for periods subsequent to the date of termination, Tektronix shall pay Executive, in a single payment within thirty days after termination, an amount in cash equal to two times Executive's annual base salary at the rate in effect immediately prior to the date of termination, or, if greater, an amount in cash equal to two times Executive's average annual base salary for the three years ending with Executive's last salary change preceding termination.

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

     2.2 Executive is entitled to extend coverage under any group health plan in which he and his dependents are enrolled at the time of termination of employment under the COBRA continuation laws for the 18-month statutory period, or so long as he remains eligible under COBRA. The COBRA continuation period shall begin on the day that coverage under Tektronix' group health plans normally ends due to termination of employment. Tektronix agrees to cover Executive's COBRA continuation payments until the earlier of the termination of his COBRA continuation rights as the result of coverage under the group health plan of a new employer or one year after the date of termination of employment, provided that Executive continues to pay an amount equal to Executive's regular contribution, if any, for group health benefits.

     2.3 Executive shall be entitled to a portion of the benefits under any incentive plans in effect at the time of termination (including the Results Sharing Plan and the Annual Performance Improvement Plan), prorated for the portion of the plan year during which Executive was a participant. Unless the applicable plan provides for a greater payment for a participant whose employment terminates prior to the end of an incentive period (in which case the applicable plan payment shall be made), the proration shall be calculated pursuant to this Section 2.3. The payment, if any, that would have been made under Executive's award had Executive been made a participant for the full incentive period shall be calculated at the end of the incentive period. Such amount shall be divided by the total number of days in the incentive period and the result multiplied by the actual number of days Executive participated in the plan. Prorated awards shall not be due and payable by Tektronix to Executive until the date that all awards are paid after the close of the incentive period.

     2.4 Tektronix shall reimburse Executive up to $12,500 for outplacement services provided to Executive by a third-party outplacement firm selected by Executive that are incurred by Executive within 12 months following Executive's termination.

3. SUBSEQUENT EMPLOYMENT. Except as provided in Section 2.2 of this Agreement, the amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by Tektronix by reason of any compensation earned by Executive as the result of employment by another employer after termination.

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4.   OTHER AGREEMENTS.

     4.1 In the event that severance benefits are payable to Executive under any other agreement with Tektronix in effect at the time of termination (including any change of control, "golden parachute" or employment agreement, but excluding any stock option agreement or stock bonus agreement or stock appreciation right agreement that may provide for accelerated vesting or related benefits upon termination or upon the occurrence of a change in control), the benefits provided in this Agreement shall not be payable to Executive. Executive may, however, elect to receive all of the benefits provided for in this Agreement in lieu of all of the benefits provided in all such other agreements. Any such election shall be made with respect to the agreements as a whole, and Executive cannot select some benefits from one agreement and other benefits from this Agreement. No such election shall, however, operate to deprive Executive of the benefit of any term or provision relating to acceleration or lapse of forfeiture restrictions in any stock option or stock bonus agreement between Tektronix and Executive, even if such term or provision is referred to or required by an employment or compensation agreement or other agreement of the kind covered by the first sentence of this section.

     4.2 The vesting or accrual of stock options, restricted stock or any other stock awards shall not continue following termination except as may be expressly provided by their terms. Any agreements between Executive and Tektronix that relate to stock awards (including but not limited to stock options, stock bonuses and restricted stock, and the provisions of any employment agreement or compensation agreement relating to special acceleration of options or lapse of forfeiture restrictions on bonus shares) shall remain in effect, and the treatment of such stock awards shall be governed by such agreements.

5.   DEFINITIONS.

     5.1 CAUSE. Termination by Tektronix of Executive's employment for "Cause" shall mean termination upon (a) the willful and continued failure by Executive to perform substantially Executive's reasonably assigned duties with Tektronix (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Chairman of the Organization and Compensation Committee of the Board of Directors of Tektronix which specifically identifies the manner in which such executive believes that Executive has not substantially performed Executive's duties, or (b) the willful engaging by Executive in illegal

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

          conduct which is materially and demonstrably injurious to Tektronix. For purposes of this Section 5.1, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in knowing bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of Tektronix. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for Tektronix shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Tektronix.

     5.2 DISABILITY. Termination by Tektronix of Executive's employment based on "Disability" shall mean termination because of Executive's absence from Executive's duties with Tektronix on a full-time basis for one hundred eighty (180) consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within thirty (30) days after termination following such absence Executive shall have returned to the full-time performance of Executive's duties.

     5.3 RETIREMENT. Termination by Executive or by Tektronix of Executive's employment based on "Retirement" shall mean termination on Executive's normal retirement date as set forth in the Tektronix Pension Plan (or any successor or substitute plan of Tektronix).

6.   SUCCESSORS; BINDING AGREEMENT.

     6.1 This Agreement shall be binding on and inure to the benefit of Tektronix and its successors and assigns.

     6.2 This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representatives, executors, administrators and heirs.

7. FEES AND EXPENSES. Tektronix shall pay all legal fees and related expenses incurred by Executive as a result of Executive's seeking to obtain or enforce any right or benefit provided by this Agreement.

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8.   AMENDMENT.  No provision of this Agreement may be modified unless such modification is agreed to in a writing signed by Executive and Tektronix.

9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon.


TEKTRONIX, INC.
                                               /s/ J.J. Meyer
                                              -------------------
                                               JEROME J. MEYER
       /s/ A.V. Smith
By:   -----------------
Title: ----------------

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